                                                                   Exhibit  4.19
THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933 ("ACT") OR QUALIFIED UNDER THE CALIFORNIA CORPORATE SECURITIES LAW OF 1968 OR THE SECURTIES LAWS OF ANY OTHER STATE ("LAWS"). THE WARRANTS HAVE BEEN ACQUIRED FOR INVESTMENT AND CONSTITUTE RESTRICTED SECURITIES FOR PURPOSES OF RULE 194 PROMULGATED UNDER THE ACT. NEITHER SAID WARRANTS NOR ANY INTEREST THEREIN MAY BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE WARRANTS UNDER THE ACT AND QUALIFIACTION UNDER THE LAWS, OR AN OPINIION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED AS TO SAID SALE OR OFFER. THE WARRANTS ARE SUBJECT TO TRANSFER RESTRICTIONS NOTED IN THE WARRANT CERTIFICATE AND ACCOMPANYING AGREEMENT.


                                STOCK PURCHASE WARRANT


                      ONE HUNDRED THOUSAND (100,000) WARRANTS TO
                               PURCHASE COMMON STOCK OF
                                 JAVA CENTRALE, INC.

This Stock Purchase Warrant Certificate (this "Warrant Certificate"), dated and issued as of the date set forth below (the "Issue Date"), has been adopted and executed by JAVA Centrale, Inc., a California corporation (the "Company"), to CERTIFY that the Company hereby grants The Harmat Organization, a Delaware corporation, (the "Purchaser"), One Hundred Thousand (100,000) warrants (the "Warrants") to purchase Company common stock. Each Warrant initially entitles the Purchaser to acquire one share of the Company's no par value common stock (a "Warrant Share") for each Warrant, on payment of $.05 per Warrant Share (the "Exercise Price") until 5:00 p.m. Sacramento, California time on the date which is two (2) years from the Issue Date (the "Expiration Time"), subject to earlier termination upon certain mergers. The Warrants are subject to the Terms and Conditions Governing this Warrant Certificate, which follow (the "Agreement").

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by the undersigned, duly authorized thereunto.

DATED as of November 19, 1997            JAVA CENTRALE, INC.


                                   By:  /s/ Gary Nelson
                                        ---------------------
                                        Gary C. Nelson
                                   Its: President

                                                                    Exhibit 4.19
                                  WARRANT AGREEMENT
                                       BETWEEN
                    THE HARMAT ORGANIZATION  & JAVA CENTRALE, INC.

     The terms and conditions with respect to the holding and exercise of the Warrants are as follows.

     1.   NUMBER OF SHARES ACQUIRABLE UPON EXERCISE, CERTAIN ADJUSTMENTS.


          (a) The Harmat Organization shall be entitled to receive, upon exercise hereof, up to One Hundred Thousand (100,000) shares of JAVA CENTRALE, INC., Common Stock, subject, however, to adjustment as provided below.

          (b) If, following the date hereof and prior to the Expiration Time (as defined below), the outstanding shares of the Company's Common Stock shall be increased or decreased through a stock split, stock dividend, stock consolidation, or otherwise, without consideration to the Company, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which Warrants may be exercised. By way of example only, if the Company should undergo a one-for-ten reverse stock split of its outstanding shares of Common Stock, the number shares for which the Warrants may be exercised would thereupon decrease to 10,000 shares.

          (c) Any increase or decrease in the number of shares obtainable through the exercise of the Warrants shall become effective immediately following the effective time of the stock split or consolidation causing such increase or decrease, or in the case of an increase required by the stock dividend, shall become effective as of the payment or distribution date of such dividend.

          (d) No fractional shares of stock shall be issued or made available under the Plan on account of any such adjustment, and fractional share interests shall be disregarded.

     2.   EXERCISE PRICE, ADJUSTMENT IN CERTAIN EVENTS.

          (a) The Warrants shall be initially exercisable for a purchase price of $.05 per Share, subject to the adjustments set forth below (the "Exercise Price"). The Exercise Price shall remain unchanged until the occurrence of one of the events described in Section 1(b), above.

          (b) In the event of a change in the number of shares of Common Stock which may be caused by any event described in Section 1(b), above, a corresponding adjustment changing the exercise price per share of Common Stock attributable to any unexercised Warrants shall likewise be made. By way of example, only, if the Company should undergo a one-for-ten reverse stock split of its outstanding shares of Common Stock as described in Section 1(b), above, then in addition to the change in number of shares for which the Warrants may be exercised as described in Section 1(b), the exercise price for each share of Common Stock for which the Warrants may thereafter be exercised thereafter would be increased from $.05 to $.50 per share.

                                                                   Exhibit  4.19


     3. METHOD OF EXERCISE. The Harmat Organization may exercise its right to purchase Shares pursuant to this Warrant Agreement at any time prior to the Expiration Time, by (a) completing in the manner indicated, and executing, the attached Subscription Form for that number of Shares which it is entitled, and desires, to purchase; (b) surrendering the Warrant to the Company, at their offices in Sacramento, California; and (c) paying the appropriate purchase price for the Shares, by cash, money order, bank draft, or business in Sacramento, California. Upon such surrender and payment, the Company shall cause to be transferred to The Harmat Organization the number of Shares so subscribed for.

     4. EFFECT OF EXERCISE. Upon surrender of the Warrants and due payment of the exercise price, the Company will transfer to The Harmat Organization the number of shares of Common Stock subscribed for, and The Harmat Organization will be a shareholder of the Company in respect of such Common Stock as of the date on which the shares representing such Common Stock are issued by the Company's Transfer Agent and Registrar.

     5. NO RIGHTS AS SHAREHOLDER PRIOR TO EXERCISE. No person or entity shall be considered to be shareholder of the Company for any purpose until the exercise of the Warrants as provided herein Agent and Registrar thereupon.

     6. NO RIGHTS AFTER THE EXPIRATION TIME. Nothing contained in the Warrants, or in any instrument evidencing the Warrant, shall confer on any person or entity any right to subscribe for or purchase, after the Expiration Time, any security of or issued by the Company. From and after the Expiration Time, the Warrant and all rights hereunder shall be valueless, unexercisable, void, and of no further force or effect.

     7. NONTRANSFERABILITY. This Warrant shall not be transferable, and any attempt to sell, assign, transfer, hypothecate, or otherwise convey or encumber any interest herein or therein shall be void. The Company shall have no obligation to recognize any such sale, assignment, transfer, hypothecation, or other conveyance or encumbrance, to reflect such transaction on the official records of the Company, or to issue Warrants to any party in violation of this.

     8. SUBDIVISION. The Warrant may be divided and subdivided into two or more certificates, evidencing the total number of Warrants provided herein, upon written demand therefore delivered to the Company. The Warrants may be exercised for all or any part of the Shares, and in such event the Company shall issue new Warrants, evidencing the balance of the Shares not previously subscribed for. Notwithstanding the foregoing sentences, however, no Warrant shall be issued, and no exercise of the Warrants shall be permitted, involving any fraction of one Share.

                                                                    Exhibit 4.19
     9.   MISCELLANEOUS.
          (a) The Warrant Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without reference to the choice of laws provisions thereof.

          (b) The captions set forth in this Warrant Agreement are for convenience only, and shall not be used in the construction hereof.

          (c) If the Warrant Agreement, or any paragraph, sentence, term, or provision hereof, is invalidated on any ground by any court of competent jurisdiction, the remainder hereof shall, notwithstanding such invalidation, remain in full force in effect, and each other provision of this Warrant Agreement shall thereafter be construed and enforced in such a manner as to give the fullest possible effect to the intention and purposes expressed herein.

     10.  REGISTRATION RIGHTS
          (a) The Company shall be required in the next appropriate registration statement to register all underlying shares of these warrants herein and the Company will use its best efforts to comply with "Blue Sky" registration of various jurisdictions as requested by the holder.

          (b)  All expenses shall be borne by the Company.

          (c) In the event any shares owned by the warrant holder are included in a registration statement, to the extent provided by law, the Company and selling shareholders hold each other harmless against any loss, claims, damages, expenses or liabilities to which any of them may become subject under any securities act based upon any untrue statement or omission (or alleged) contained in a registration statement.


     IN WITNESS WHEREOF, JAVA CENTRALE, INC. HAS EXECUTED THIS WARRANT AGREEMENT WITH THE HARMAT ORGANIZATION TO PURCHASE COMMON STOCK DATED AS OF NOVEMBER 19, 1997.
                    JAVA CENTRALE, INC.


                    /s/ Gary Nelson
                    ---------------------------
                    BY:    GARY NELSON
                    ITS:  PRESIDENT

                                                                    Exhibit 4.19
                              WARRANT SUBSCRIPTION FORM
               WARRANT TO PURCHASE STOCK DATED AS OF THE __________19__


TO:  GARY NELSON, President
     JAVA CENTRALE, INC.
     1610 Arden Way Suite 195
     Sacramento, California   95815

          RE: Exercise of WARRANT to Purchase Stock of JAVA CENTRALE, INC.

     Pursuant to the terms of the certain Warrants, dated as of the 19th of November 1997, (the "Warrants"), the WARRANT is attached to this Subscription Form, the undersigned hereby subscribes for ___________ whole shares of Java Centrale Inc., no par value Common Stock, at a price of $.05 per share or at such other price as may be applicable in accordance with the terms of the Warrants.

     TOTAL SUBSCRIPTION PRICE: $___________________

     The undersigned hereby directs and requires that the shares of the Common Stock being subscribed for hereby be issued and delivered as follows:

     Full Name of Shareholder:

     Full Address:


Number of Shares for Which Subscribed:


DATED: ______________________



                                   THE HARMAT ORGANIZATION




                                   By:
                                   Its:

                                                                    Exhibit 4.19
NOTE:   The Subscription Form must be signed and accompanied by payment to The
Holder, in full, of the appropriate subscription price, in cash or by money order, bank draft, or certified check, payable to JAVA CENTRALE, INC. at their place of business in Sacramento, California, and must be received by the Company prior to 5:00 PM, New York time, on November 18, 1999 (the "Expiration Time"), after which time all rights represented by the attached Warrant will expire.

The Holder accepts no responsibility for the delivery to it of this Subscription Form or the accompanying Warrant. Sufficient time should be allowed for the delivery of these documents prior to the Expiration Time.

 Upon surrender of this Subscription Form and the Warrant, and payment of the subscription price as provided therein, The Holder will transfer the number of shares of Common Stock subscribed for, and such persons or entities will thereupon is subscribed for than the number of shares described in the Warrant, The Holder shall issue a further Warrant in respect of the unsubscribed shares of Common Stock not subscribed for hereby.